As filed with the Securities and Exchange Commission on October 30, 1998

                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        American Mortgage Investors Trust
             (Exact name of registrant as specified in its charter)


                  Massachusetts                        13-6972380
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


         625 Madison Avenue
         New York, New York                               10022
(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


  Title of each class                      Name of each exchange on which
  to be so registered                      each class is to be registered

Shares of Beneficial Interest, par value $.10 per      American Stock Exchange
share


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which form relates:
33-422421.


Securities to be registered pursuant to Section 12(g) of the Act: N/A.



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           Description of Registrant's Securities to be Registered.

                  A description of the Registrant's shares of beneficial interest, $.10 par value per share (the "Shares") is incorporated herein by reference to the Registrant's final prospectus (the "Prospectus") dated March 29, 1993 filed under Rule 424(b) in connection with Registration Statement No. 33-422421 dated March 23, 1993, as amended and supplemented, and in particular to pages 6-7 (dividends), pages 17-18 and 89 (general description of the Shares), page 86 (redemption provisions), page 87 (voting rights), and pages 89-90 (restrictions on transfer) of the Prospectus.


Item 2.           Exhibits.

                  The following exhibit is filed as part of this registration statement.


                  1. Second Amended and Restated Declaration of Trust, to be adopted pursuant to and incorporated by reference to the Consent Statement on Schedule 14A as filed by the Registrant with the Securities and Exchange Commission on September 18, 1998, as amended.



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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


(Registrant)      American Mortgage Investors Trust


Date:  October 7, 1998



By:        /s/  J. Michael Fried
         -------------------------------------------------
         Name:    J. Michael Fried
         Title:   President, Chief Executive Officer and
                  Chairman of the Board of Trustees



754118.1

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